                            DARDEN RESTAURANTS, INC.
         COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES
                           (HISTORICAL AND PRO FORMA)

COMPUTATION OF RATIO OF HISTORICAL CONSOLIDATED EARNINGS TO FIXED CHARGES

                                                                         FISCAL YEAR ENDED
------------------------------------------------------------------------------------------------------------------
                                                      MAY 25,     MAY 26,     MAY 28,     MAY 29,     MAY 30,
                                                       1997        1996        1995        1994        1993
------------------------------------------------------------------------------------------------------------------
                                                                     ($ AMOUNTS IN THOUSANDS)
Consolidated Earnings from Operations before
  Restructuring and Asset Impairment Charges,
  Cumulative Effect of Accounting Changes and
  Income Taxes.....................................  $ 75,401    $188,718    $164,446    $193,695    $191,706
Plus Fixed Charges.................................    39,582      40,822      42,685      38,304      33,597
Less Capitalized Interest..........................      (739)     (2,007)     (4,327)     (4,087)     (3,002)
                                                     --------    --------    --------    --------    --------
Consolidated Earnings from Operations before
  Restructuring and Asset Impairment Charges,
  Cumulative Effect of Accounting Changes and
  Income Taxes Available to Cover Fixed Charges....  $114,244    $227,533    $202,804    $227,912    $222,301
                                                     ========    ========    ========    ========    ========
Ratio of Consolidated Earnings to Fixed Charges....      2.89        5.57        4.75        5.95        6.62
                                                     ========    ========    ========    ========    ========

COMPUTATION OF RATIO OF PRO FORMA CONSOLIDATED EARNINGS TO FIXED CHARGES

                                                                         FISCAL YEAR ENDED
------------------------------------------------------------------------------------------------------------------
                                                      MAY 25,     MAY 26,     MAY 28,     MAY 29,     MAY 30,
                                                       1997        1996        1995        1994        1993
------------------------------------------------------------------------------------------------------------------
                                                                     ($ AMOUNTS IN THOUSANDS)
Pro Forma Consolidated Earnings from Operations
   before Restructuring and Asset Impairment
   Charges, Cumulative Effect of Accounting
   Changes and Income Taxes........................  $ 75,401    $188,718    $159,076    $188,325    $186,336
Plus Fixed Charges.................................    39,582      40,822      42,685      38,304      33,597
Less Capitalized Interest                                (739)     (2,007)     (4,327)     (4,087)     (3,002)
                                                     --------    --------    --------    --------    --------
Pro Forma Consolidated Earnings from Operations
   before Restructuring and Asset Impairment
   Charges, Cumulative Effect of Accounting
   Changes and Income Taxes Available to Cover
   Fixed Charges...................................  $114,244    $227,533    $197,434    $222,542    $216,931
                                                     ========    ========    ========    ========    ========
Ratio of Pro Forma Consolidated Earnings to Fixed
   Charges.........................................      2.89        5.57        4.63        5.81        6.46
                                                     ========    ========    ========    ========    ========

For purposes of computing the ratio of consolidated earnings to fixed charges, earnings represent consolidated pretax earnings from continuing operations plus fixed charges (net of capitalized interest). Fixed charges represent interest (whether expensed or capitalized) and 40 percent (the percent deemed representative of the interest factor) of minimum restaurant lease payments for continuing operations.


The pro forma adjustments to the historical consolidated statements of earnings for each of the three fiscal years ended May 28, 1995 consist of (a) additional annual general and administrative expenses of $5,370 which would have been incurred by Darden as a separate publicly-held company, based on estimates by the management of Darden and General Mills, and (b) the estimated income tax benefit associated with the pro forma adjustment described in clause (a) above at an assumed combined state and federal income tax rate of 39.8%.